EXHIBIT 99.B9

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the First MetLife Investors Variable Annuity Account One (File No. 333-96777). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By: /S/ W. THOMAS CONNER
                                                -----------------------------
                                                     W. Thomas Conner

Washington, D.C.
April 29, 2003